Exhibit 10.2

SECOND AMENDMENT TO SECOND AMENDED AND RESTATED
EXPORT-IMPORT BANK LOAN AND SECURITY AGREEMENT

THIS SECOND AMENDMENT TO SECOND AMENDED AND RESTATED EXPORT-IMPORT BANK LOAN AND SECURITY AGREEMENT (this "Amendment") is entered into this 7th day of July, 2009, by and between SILICON VALLEY BANK ("Bank") and SOCKET MOBILE, INC., a Delaware corporation ("Borrower"), whose address is 39700 Eureka Drive, Newark, California 94560.

RECITALS

A. Bank and Borrower have entered into that certain Second Amended and Restated Export-Import Bank Loan and Security Agreement dated as of December 24, 2008 (as the same has been amended, modified, supplemented or restated, the "EXIM Loan Agreement").

B. Bank has extended credit to Borrower for the purposes permitted in the EXIM Loan Agreement.

C. Borrower is currently in violation of the EXIM Loan Agreement for failing to comply with the Adjusted Quick Ratio covenant set forth in Section 6.6 of the Domestic Loan Agreement (the "Adjusted Quick Ratio Covenant") for the months ended April 30, 2009 and May 31, 2009 and anticipates being in violation of the Adjusted Quick Ratio Covenant as of June 30, 2009, each of which, if not waived by Bank, would constitute an Event of Default pursuant to Section 7.1 of the EXIM Loan Agreement.

D. Borrower has requested that Bank waive the Adjusted Quick Ratio Covenant for the months ended April 30, 2009, May 31, 2009 and June 30, 2009. Although Bank is under no obligation to do so, Bank is willing to waive the Adjusted Quick Ratio Covenant for the months ended April 30, 2009, May 31, 2009 and June 30, 2009 and amend certain provisions of the EXIM Loan Agreement, all on the terms and conditions set forth in this Amendment, so long as Borrower complies with the terms, covenants and conditions set forth in this Amendment in a timely manner.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1. Definitions. Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the EXIM Loan Agreement.

2. Amendments to EXIM Loan Agreement.

2.1 Waiver of Adjusted Quick Ratio Covenant. Bank hereby waives the Adjusted Quick Ratio Covenant for the months ended April 30, 2009, May 31, 2009 and June 30, 2009. Bank's agreement to waive the Adjusted Quick Ratio Covenant for the months ended April 30, 2009, May 31, 2009 and June 30, 2009 shall in no way obligate Bank to make any other modifications to the EXIM Loan Agreement or to waive Borrower's compliance with any other terms of the Loan Documents, and shall not limit or impair Bank's right to demand strict performance of all other terms and covenants as of any date. The waiver set forth above shall not be deemed or otherwise construed to constitute a waiver of any other provisions of the EXIM Loan Agreement in connection with any other transaction.

2.2 Section 2.2 (Collections, Interest Rate, Lockbox). The last two sentences of Section 2.2(b) of the EXIM Loan Agreement are hereby amended by deleting them in their entirety and replacing them with the following:

Because the Advance Rate may differ based on the type of EXIM Eligible Account, the Bank will from time to time, adjust the Finance Charge on Advances made at an Advance Rate of 50% so that the effective Finance Charge on such Advances is reasonably equivalent to the Finance Charge which applies to Advances based on an 70% Advance Rate. After an Event of Default, the Applicable Rate will increase an additional 5.00% per annum effective immediately upon the occurrence of such Event of Default.

2.3 Section 2.4 (Fees). The first sentence of Section 2.4(c) of the EXIM Loan Agreement is hereby amended by deleting it in its entirety and replacing it with the following:

Borrower will pay to Bank a collateral handling fee equal to 0.62% per month of the Financed Receivable Balance for each Financed Receivable outstanding based upon a 360 day year (the "Collateral Handling Fee").

2.4 Section 13 (Definitions). The following term and its definition set forth in Section 13.1 of the EXIM Loan Agreement is amended in its entirety and replaced with the following:

"Advance Rate" is 70% of EXIM Eligible Foreign Accounts which are covered by the EXIM working Capital Guarantee Program, provided, however, that with respect to any Account Debtor which is a distributor, the Advance Rate shall be 50%.

3. Limitation of Amendments.

3.1 The amendments set forth in Section 2, above, are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Bank may now have or may have in the future under or in connection with any Loan Document.

3.2 This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

4. Representations and Warranties. To induce Bank to enter into this Amendment, Borrower hereby represents and warrants to Bank as follows:

4.1 Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default has occurred and is continuing;

4.2 Borrower has the power and authority to execute and deliver this Amendment and to perform its obligations under the EXIM Loan Agreement, as amended by this Amendment;

4.3 The organizational documents of Borrower delivered to Bank on the Effective Date remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

4.4 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the EXIM Loan Agreement, as amended by this Amendment, have been duly authorized;

4.5 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the EXIM Loan Agreement, as amended by this Amendment, do not and will not contravene (a) any law or regulation binding on or affecting Borrower, (b) any contractual restriction with a Person binding on Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the organizational documents of Borrower;

4.6 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the EXIM Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on Borrower, except as already has been obtained or made; and

4.7 This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors' rights.

5. Counterparts. This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

6. Effectiveness. This Amendment shall be deemed effective upon (a) the due execution and delivery to Bank of this Amendment by each party hereto, (b) the due execution and delivery to Bank of that certain Second Amendment to Second Amended and Restated Loan and Security Agreement, dated as of the date hereof, by each party hereto, and the satisfaction of the conditions precedent set forth therein and (c) payment of Bank's legal fees and expenses in connection with the negotiation and preparation of this Amendment.

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

BANK:

SILICON VALLEY BANK

By: /s/ Aman Johal
Name: Aman Johal
Title: Relationship Manager

BORROWER:

SOCKET MOBILE, INC.

By: /s/ David W. Dunlap
Name: David W. Dunlap
Title: CFO